SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant      /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/X/     Preliminary Proxy Statement

/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

/ /     Definitive Proxy Statement

/ /     Definitive Additional Materials

/ /     Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                        DIVERSIFIED SENIOR SERVICES, INC.
                (Name of Registrant as Specified in Its Charter)

                             JOANNE RAGAN, SECRETARY
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/         No fee required.

/ /         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:
NOTES:

                        DIVERSIFIED SENIOR SERVICES, INC.
                             915 WEST FOURTH STREET
                       WINSTON-SALEM, NORTH CAROLINA 27101


                                                  April 13, 1999
To our Shareholders:

You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Diversified Senior Services, Inc. at 10:00 A.M., local time, on May 13, 1999, at Somerset Court of Mocksville, 150 Ken Dwiggins Drive, Mocksville, North Carolina.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not your plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

Thank-you for your continued support.

Sincerely,


William G. Benton
Chairman of the Board

                        DIVERSIFIED SENIOR SERVICES, INC.
                             915 WEST FOURTH STREET
                       WINSTON-SALEM, NORTH CAROLINA 27101


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 13, 1999


          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Diversified Senior Services, Inc. (the "Company") will be held at Somerset Court of Mocksville, 150 Ken Dwiggins Drive, Mocksville, North Carolina, on May 13, 1999, at 10:00 A.M., local time, for the following purposes:

          1. To elect one class of Directors for a term expiring in 2002;

          2. To ratify the appointment of The Daniel Professional Group, Inc. as independent accountants for the Company for the fiscal year ending December 31, 1999;

          3. To approve the consummation of a private placement of the Company's 12% Series B Cumulative Convertible Preferred Stock (the "Series B Convertible Preferred Stock"), initially representing 37.9% of the issued and outstanding Common Stock of the Company, on a as converted basis, and to approve the issuance of all shares of the Company's Common Stock which the Company would be entitled to issue upon conversion of the Series B Convertible Preferred Stock; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

          A Proxy Statement, form of Proxy and the Annual Report to Shareholders of the Company for fiscal year ended December 31, 1998, including financial statements (the "Annual Report), are enclosed herewith. Common Shareholders of record at the close of business on March 26, 1999 will be entitled to notice of and to vote at the meeting and any adjournment(s) thereof. The stock transfer books of the Company will remain open between the record date and the date of the meeting. At least 10 days prior to the meeting, a complete list of the Shareholders entitled to vote will be available for inspection by any Shareholder, for any purpose germane to the meeting, during ordinary business hours, at the executive offices of the Company. Should you receive more than one Proxy because your shares are registered in different names and addresses, each Proxy should be signed and returned to assure that all your shares will be voted. You may revoke your Proxy at any time prior to the meeting.

          In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned by a vote of the majority of the votes cast by the Shareholders entitled to vote thereon.

          The Board of Directors of Diversified Senior Services, Inc. hopes that you will find it convenient to attend the meeting in person. In any event, please mark, sign, date and return the enclosed proxy to make sure that your shares are represented at the meeting. If you attend the meeting, you may vote your stock personally even though you have sent in your proxy.


                       By Order of the Board of Directors,


                                                              JOANNE RAGAN
                                                               SECRETARY


Winston-Salem, North Carolina
April 13, 1999


            PLEASE DATE, SIGN AND MAIL THE ACCOMPANYING FORM OF PROXY
                AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                        DIVERSIFIED SENIOR SERVICES, INC.
                             915 WEST FOURTH STREET
                       WINSTON-SALEM, NORTH CAROLINA 27101

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                             To be Held May 13, 1999

Your vote is very important. For this reason the Board of Directors is requesting that you allow your Common Stock to be represented at the Annual Meeting by the Proxies named in the enclosed Proxy Card. This Proxy Statement is being sent to you in connection with this request and has been prepared for the Board of Directors by the Company's management. The Proxy Statement is being sent to Shareholders on or about April 13, 1999.

GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE: You are entitled to vote your Common Stock if our records showed that you held your stock as of March 26, 1999. At the close of business on March 26, 1999, 3,301,400 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock has one vote. The enclosed Proxy Card shows the number of shares that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

VOTING BY PROXY: If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your shares voted, If you hold your shares in your own name as a holder of record, you may instruct the Proxies how to vote your Common Stock by signing, dating and mailing the Proxy Card in the postage paid envelope included with this Proxy Statement. Of course you can always come to the meeting and vote your shares in person. If you give voting instructions on your Proxy Card, the Proxies will vote your shares in accordance with those instructions. If you sign and return your Proxy Card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors. The Company is not now aware of any other matters to be presented except for those described in this Proxy Statement. If any matters not described in this Proxy Statement are presented at the meeting, the Proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the Proxies may vote your shares on the new meeting date, unless you have revoked your proxy instructions.

HOW TO REVOKE PROXY INSTRUCTIONS: To revoke your proxy instructions, you must either (1) inform the Secretary in writing before your shares have been voted by the Proxies at the meeting, (2) deliver later proxy instructions or (3) attend the meeting and vote your shares in person.

HOW VOTES ARE COUNTED: The Annual Meeting will be held if a majority of the outstanding Common Stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters presented to the meeting.

COST OF THIS PROXY SOLICITATION: The Company will pay the cost of the proxy solicitation, which is expected to be the normal amount spent for a proxy solicitation. The solicitation will be by mail. Certain officers and regular employees of the Company may solicit proxies by letter, telephone and personal interview. No additional compensation will be paid for these activities. The Company will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their principals and obtaining their proxies.

ATTENDING THE ANNUAL MEETING: The Annual Meeting will be held on Thursday, May 13, 1999 at 10:00 o'clock a.m. at Somerset Court of Mocksville, 150 Ken Dwiggins Drive, Mocksville, North Carolina. If you are a beneficial owner of Common Stock held by a bank or a broker (i.e., in "street name") and you want to vote your shares in person at the meeting, you will have to get a proxy in your name from the registered holder.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     Two of the five-member Board of Directors are to be elected at the Annual Meeting. Upon election, these two directors will hold office until the third succeeding Annual Meeting of Shareholders. The persons who have been nominated for election to a three-year term are Susan L. Christiansen and Walter E. Ettinger, M.D.

     VOTE REQUIRED: Directors must be elected by a plurality of all votes cast at the meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes withheld for any director will not be counted.

     VOTING BY THE PROXIES: The Proxies will vote your shares in accordance with your instructions. If you have not given specific instructions to the contrary, your shares will be voted to approve the election of the nominees named in the Proxy Statement. Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is not available for election, the Proxies would vote your Common Stock to approve the election of any substitute nominee proposed by the Board of Directors. The Board may also choose to reduce the number of directors to be elected as permitted by our Bylaws.

     GENERAL INFORMATION ABOUT THE NOMINEES AND OTHER DIRECTORS: Both of the nominees are currently Directors. Both have agreed to be named in this Proxy Statement and to serve if elected. Each nominee attended at least 75% of the meetings of the Board and committees on which the nominee served in the last year.

     The following table provides biographical information about both the nominees and the other directors of the Company.

-------------------------------------------------------------------------------
 NAME                   Age          Principal Occupation or Employer for Last
                                     Five Years
-------------------------------------------------------------------------------

William G. Benton        53          Chairman of the Board and Chief Executive
                                     Officer since inception. Mr. Benton is a Director, President and the controlling shareholder of Taylor House Enterprises,
                                     Limited ("THE") since its incorporation in 1991. THE, through its subsidiary corporations, engages in the commercial real estate business. Mr. Benton originally developed and serves as General Partner on many of the Section 8 elderly properties that the Company manages. Mr. Benton served as Chief Executive Officer and director of Health Equity Properties Incorporated
                                     ("HEP"), a New York Stock Exchange listed real estate investment trust with over $150 million in long-term health care assets from 1988 through September 1994 when HEP merged with Omega Healthcare Investors,
                                     Inc. He is also a director of Tanger
                                     Factory Outlet Centers, Inc., a New York
                                     Stock Exchange-listed real estate
                                     investment trust.


Susan L. Christiansen    46          President, Chief Operating Officer and
(2)                                  Director since inception. Ms.  Christiansen
                                     is an officer, director, General Counsel and a shareholder of THE. Ms. Christiansen served as Vice President, General Counsel and Secretary of HEP from 1990 until its merger in 1994. Ms. Christiansen is a licensed real estate broker in North
                                     Carolina and West Virginia and serves as the principal broker of Residential
                                     Properties Management, Inc., ("RPM") the
                                     Company's wholly owned property management subsidiary.

G. L. Clark, Jr.         53          Treasurer, Chief Financial Officer and
                                     Director since inception. Mr. Clark is a Director, Chief Financial Officer and a shareholder of THE, and has been Chairman of the Board of RPM since January 1, 1996.
                                     Mr. Clark served as  Vice President and
                                     Chief Financial Officer of HEP from 1988 until its merger in 1994. Mr. Clark is a Certified Public Accountant.

Perry C. Craven (1),      58         Director. Ms. Perry C. Craven has been the
(3)                                  sole shareholder and director of Perry C.
                                     Craven Associates, Inc. since 1977, a
                                     company that specializes in  elderly
                                     housing development, non-profit
                                     development, housing training, rural
                                     housing development and communications. Ms.
                                     Craven has served as a director  of the
                                     Company since June 10, 1997.

Walter H. Ettinger, Jr.  46          Director. Dr. Walter H. Ettinger, Jr. has
(1), (2), (3)                        served as Executive Vice President of
                                     Physician Services at Virtua Health,
                                     Marlton New Jersey since June 1998.  From
                                     1987 to June 1998, Dr. Ettinger was an
                                     Associate Professor of Medicine,  Head of
                                     Section of Internal Medicine and
                                     Gerontology, Department of  Medicine,
                                     Bowman Gray School of Medicine,
                                     Winston-Salem, North Carolina  and Deputy
                                     Director of the J. Paul Sticht Center on
                                     Aging, Bowman Gray/Baptist Hospital Medical
                                     Center since 1987. Dr. Ettinger has served as a director of the Company since June
                                     10, 1997.


NOTES:

(1) Member of Audit Committee. The Audit Committee is responsible for matters relating to executive compensation.

(2) The indicated directors are nominees for re-election at the meeting of Shareholders.

(3)     The indicated directors are Independent Directors.

     ABOUT THE BOARD AND ITS COMMITTEES: The Board of Directors of the Company has a standing Audit Committee. The members of the Audit Committee are indicated in the preceding table. During 1998 the Audit Committee met three times to determine the scope of the engagement of the Company's auditors and to recommend the selection of The Daniel Professional Group, Inc. to serve as the Company's auditors for year ending December 31, 1998. As discussed in more detail below, the Audit Committee also reviews compensation matters and administers the Company's 1997 Stock Incentive Plan. See "Plan" and "Report on Compensation Matters" below. The Board of Directors held three meetings during the fiscal year ended December 31, 1998.

     DIRECTOR COMPENSATION: For year ended December 31, 1998, the Company's directors who are not full time employees of the Company received $1,000 per quarter. Non-employee directors were also awarded 200 shares of Common Stock in February 1998. In addition, the Company reimburses directors for out-of-pocket and travel expenses incurred for their attendance at meetings.

     The following is a schedule of Common Stock and Common Stock equivalents beneficially owned as of March 26, 1999 by each nominee for director, the executive officers named in the Summary Compensation Table and all directors and executive officers as a group. Unless otherwise indicated, each of the named individuals and each member of the group has sole voting power and sole investment power with respect to the shares shown.

---------------------------------------------------------------------------------------------------------------------------------
                                                                                 Amount And                     Percent
                                        Name and Address of                       Nature of                       of
       Type of Class                    Beneficial Owner(1)                   Beneficial Owner                   Class
---------------------------------------------------------------------------------------------------------------------------------
       Common Stock           THE(2)...................................              1,853,700                  56.1%
       Common Stock           William G. Benton(3).....................              1,317,403                  39.2
       Common Stock           Susan L. Christiansen(4).................                326,007                   9.9
       Common Stock           G. L. Clark, Jr. (5).....................                323,144                   9.7
       Common Stock           Deborah O. Robinson (6)..................                 48,521                   1.5
       Common Stock           Sandra T. Walker.........................                  3,000                   *
       Common Stock           Bernie Gawley............................                  5,000                   *
       Common Stock           All directors and executive officers as a
                              group (8 persons)........................              1,978,975                  58.1%

NOTES:
(1) The address of all persons listed is 915 West Fourth Street, Winston-Salem, NC 27101.

(2) As described in notes 3 through 5 below, the shares owned by THE are beneficially owned primarily by the executive officers of the Company.

(3) Mr. Benton owns, directly or indirectly, 65.6% of the issued and outstanding shares of THE. In addition to his beneficial interest in the shares owned by THE, Mr. Benton owns 30,150 shares directly, shares control of 15,500 shares owned by an employee partnership and has options for 57,579 shares.
(4) Ms. Christiansen owns, directly or indirectly, 16.4% of the issued and outstanding shares of THE. In addition to her beneficial interest in the shares owned by THE, Ms. Christiansen owns 1,500 shares directly, shares control of 15,500 shares owned by an employee partnership and has options for 5,000 shares.

(5) Mr. Clark owns, directly or indirectly, 14.7% of the issued and outstanding shares of THE. In addition to his beneficial interest in the shares owned by THE, Mr. Clark owns 6,000 shares directly, shares control of 15,500 shares owned by an employee partnership and has options for 29,150 shares.

(6)  Ms. Robinson owns, directly or indirectly, 1.54% of the issued and outstanding shares of THE. In addition to her beneficial interest in the shares owned by THE, Ms. Robinson owns 370 shares directly, shares beneficial ownership of 15,500 shares owned by an employee partnership and has options for 3,000 shares.
-----------------------------
* less than 1%

As of March 26, 1999, THE owned 100% of the issued and outstanding Series A preferred stock of the Company. The Series A preferred stock is nonvoting, is subordinate to the Common Stock for payment of dividends, has a stated liquidation value of $5 per share which is subordinate to a preferred distribution to holders of Common Stock equal to $10 per share, may be converted to Common Stock at $6 per share after September 30, 1999 and is not redeemable at the option of the holder.

                             EXECUTIVE COMPENSATION

REPORT OF AUDIT COMMITTEE ON COMPENSATION: THE FOLLOWING REPORT OF THE AUDIT COMMITTEE ON COMPENSATION IS PROVIDED FOR INFORMATION PURPOSES ONLY AND SHALL NOT BE DEEMED TO BE SOLICITATION MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

     1. The Committee and General Philosophy. The Company's compensation policies are determined by the Audit Committee of the Board of Directors which makes its compensation recommendations to the full Board of Directors for approval. The Committee is comprised of two directors of the Company, neither of whom is employed by the Company. In addition to making recommendations with respect to compensation, the Committee also administers the Company's 1997 Stock Incentive Plan. The plan is described later in the Proxy Statement.

          The Company's approach to compensation places primary emphasis on team performance and secondary emphasis on individual performance. As such, compensation is awarded to all employees as a whole with specific allocations based on deemed contribution to the team effort.

          The Company's compensation program currently is comprised of two elements: base salary and incentive pay. Base salaries of executive officers are generally in the 50th percentile or below the base salaries in comparable companies. Incentive pay is based on the Company's incentive plan and is comprised of a combination of points, cash and fair market value stock options, with the amount tied to specific performance measures.

     2. Incentive Pay Plan. The Company has contracted with Abernathy & Associates, Memphis, Tennessee for assistance in setting up its Incentive Pay Plan. Each employee of the Company will have individual, team and Company based performance measures that will be reviewed monthly. Because of the startup nature of the Company's business, it is anticipated that amounts awarded in 1998 will be based on a points redeemable for goods basis.

     3. Compensation to Chief Executive Officer. Mr. Benton voluntarily lowered his base salary from $189,264 to $104,000 during 1997 so that a larger percentage of his compensation would be based on performance. Mr. Benton's performance measures for 1999 are based on the Company meeting its development goals and the performance of the Company's Common Stock in the market.

                PERRY C. CRAVEN                    WALTER H. ETTINGER, JR.

                          EXECUTIVE COMPENSATION TABLES

                          I. SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION          ALL OTHER
                                                  ANNUAL COMPENSATION                          AWARDS            COMPENSATION
                                ------------------------------------------------------------------------------------------------
                                                                                               SECURITIES
                                                                              OTHER            UNDERLYING           ALL OTHER
NAME AND PRINCIPAL                   YEAR        SALARY(1)        BONUS       ANNUAL              OPTIONS          COMPENSATION
------------------                   ----        ---------        -----       COMPENSATION        -------          ------------
POSITION                                                                      ----------
--------

William G. Benton..............      1998       $104,000       $26,000              -                  -                  -
  Chief Executive Officer            1997        146,632        48,316
                                     1996        189,264        84,132

Susan L. Christiansen..........      1998        104,000         3,500              -                   -                 -
  Chief Operating Officer            1997        104,000         4,500
                                     1996        104,000        14,500

G. L. Clark, Jr................      1998        104,000        26,000              -                   -                 -
  Chief Financial Officer            1997         99,250        24,625
                                     1996         94,500        36,750

Sandra T. Walker...............      1998         90,000         2,500              -                   -                 -
  Executive Vice President           1997         89,615         6,000
                                     1996         89,615           -

Bernard T. Gawley..............      1998         87,500           -               -                    -                 -
  President, DSS Funding             1997            -             -
                                     1996            -             -


  ----------------------

     (1) Each of the employees in the table accrued a portion of their 1997 salary listed above. Mr. Benton accrued $146,632. Ms. Christiansen accrued $14,000. Mr. Clark accrued $99,250. Ms. Walker accrued
          $10,000. Under an agreement with the Company, those employees agreeing to accrue a portion of base compensation for the first six months of the year are entitled to repayment of the accrued compensation, plus a bonus equal to 50% of the accrued compensation. All such accruals ceased December 31, 1997. Each of the employees in the table accrued a portion of their 1996 salary listed above. Mr. Benton accrued
          $168,264. Ms. Christiansen accrued $29,000. Mr. Clark accrued $73,500.
          Ms. Walker accrued $5,000. Under an agreement with the Company, those employees agreeing to accrue a portion of base compensation are entitled to repayment of the accrued compensation, plus a bonus equal to 50% of the accrued compensation. Mr. Benton and Mr. Clark are entitled to purchase shares of the Company's common stock with the bonus portion attributed to accrued compensation at a purchase price of $2.50 per share.


----------------------------------------------------------------------------------------------------------------------
                               II. STOCK OPTION/SAR GRANTS TABLE -- 1998 GRANTs
----------------------------------------------------------------------------------------------------------------------
     NAME                          NUMBER OF             PERCENT OF             EXERCISE OR              EXPIRATION
                                   SECURITIES               TOTAL                BASE PRICE                 DATE
                                   UNDERLYING            OPTION/SARS               ($/SH)
                                   OPTIONS/SARS          GRANTED TO
                                   GRANTED               EMPLOYEES
                                  OPTIONS/SARS            IN FISCAL
                                     GRANTED                YEAR
--------------------------------------------------------------------------------------------------------------------------
William G. Benton                    5,000                11.1%                  $  5.225                      2/10/2003
--------------------------------------------------------------------------------------------------------------------------
Susan L. Christiansen                5,000                11.1%                  $  4.75                       2/10/2003
--------------------------------------------------------------------------------------------------------------------------
G. L. Clark, Jr.                     5,000                11.1%                  $  4.75                       2/10/2003
--------------------------------------------------------------------------------------------------------------------------
Sandra T. Walker                     3,000                 6.7%                  $  4.75                       2/10/2003
--------------------------------------------------------------------------------------------------------------------------
Bernard T. Gawley                    5,000                11.1%                  $  4.75                       2/10/2003
--------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
                               III. AGGREGATE OPTION/SAR EXERCISES IN 1998 AND
                                   OPTION/SAR VALUES AS OF YEAR -END 1998
--------------------------------------------------------------------------------------------------------------------------
    NAME                            SHARES                 VALUE                NUMBER OF                VALUE(1)
                                    ACQUIRED              REALIZED              UNEXERCISED                  OF
                                       ON                    ($)                SECURITIES             UNEXERCISED IN-
                                    EXERCISE                                    UNDERLYING              THE-MONEY
                                     (#)                                        OPTIONS/SARS            OPTIONS/SARS
                                                                                 AT FY-END               AT FY-END
                                                                                    (#)                     ($)
                                                                                EXERCISABLE/            EXERCISABLE/
                                                                               UNEXERCISABLE           UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------------
William G. Benton                      -                      -                   57,579/0               $98,586/0
--------------------------------------------------------------------------------------------------------------------------
Susan L. Christiansen                  -                      -                    5,000/0                  $0/0
--------------------------------------------------------------------------------------------------------------------------
G. L. Clark, Jr.                       -                      -                   29,150/0               $45,281/0
--------------------------------------------------------------------------------------------------------------------------
Sandra T. Walker                       -                      -                    3,000/0                  $0/0
--------------------------------------------------------------------------------------------------------------------------
Bernard T. Gawley                      -                      -                    5,000/0                  $0/0
--------------------------------------------------------------------------------------------------------------------------

  1   Value is based on closing price per share of the Common Stock on
       December 31, 1998.
   --------------------

     EMPLOYMENT AGREEMENTS: Mr. Benton, Ms. Christiansen, Mr. Clark and Mr. Gawley have employment agreements with the Company. The employment agreements provide for base salaries with increases as authorized by the Board of Directors. The Agreements are for terms of five years, with each day worked being deemed to extend the term by an additional day.

     The agreements provide for the payment to each executive officer of a lump-sum severance payment if the Company terminates such executive's employment during the term of the agreements other than for cause, or if the employment is terminated for certain reasons, including a change of control of the Company. The lump-sum severance payment is equal to three times the amount of such executive's average base salary for the previous 5 years. These three employment agreements contain terms prohibiting solicitation of Company employees for 18 months after termination, non-disclosure of confidential information and return of all Company documents.

     STOCK INCENTIVE PLAN: The Company's 1997 Stock Incentive Plan (the "Stock Incentive Plan") was adopted by the Company's Board of Directors and approved by the sole shareholder in January 1997. A total of 500,000 shares of Common Stock have been reserved for issuance under the Stock Incentive Plan. Stock options, stock appreciation rights, restricted stock and deferred stock may be granted under the Stock Incentive Plan to key employees and directors or consultants of the Company or a subsidiary. The Company granted 47,000 stock options to certain employees at an exercise price ranging from $4.75 to $5.225, the market value of the shares at the date of grant. The stock options are 100% vested and have a five-year term. Warrants for 45,000 shares were issued with a four-year term, a one-year vesting schedule and exercise prices ranging from $6.00 to $9.00 per share. Warrants for 50,000 shares have a four- year term, one year vesting schedule and an exercise price of $6.75 per share. All the warrants were issued to third parties for services rendered. At December 31, 1998, a total of 142,000 stock options and warrants are outstanding, 1,400 common shares have been issued and 356,600 shares are available for granting. At December 31, 1997, no grants had been made.

     The Stock Incentive Plan will be administered by a Committee (the "Stock Incentive Committee") consisting of at least two disinterested directors. The Stock Incentive Plan requires that the members of the Stock Incentive Committee be "disinterested persons" within the meaning of Rule 16b-3, as from time to time amended, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Stock Incentive Committee has the authority, within limitations set forth in the Stock Incentive Plan, to establish rules and regulations concerning the Stock Incentive Plan, to determine the persons to whom options may be granted, the number of shares of Common Stock to be covered by each option, and the terms and provisions of the option to be granted. In addition, the Stock Incentive Committee has the authority, subject to the terms of the Stock Incentive Plan, to determine the appropriate adjustments in the terms of each outstanding option in the event of a change in the Company's capital structure.


     Options granted under the Stock Incentive Plan may be either incentive stock options ("ISO's") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or non-qualified stock options ("NQSOs"), as the Stock Incentive Committee may determine. The exercise price of an option will be fixed by the Stock Incentive Committee on the date of grant, except that (i) the exercise price of an ISO granted to any individual who owns (directly or by attribution) shares of Common Stock possessing more than 10% of the total combined voting power of all classes of outstanding stock of the Company (a "10% Owner") must be at least equal to 110% of the fair market value of the Common Stock on the date of grant and (ii) the exercise price of an ISO granted to any individual other than a 10% Owner must be at least equal to the fair market value of the Common Stock on the date of the grant. Any options granted must expire within ten years from the date of grant (five years in the case of an ISO granted to a 10% Owner). Shares subject to options granted under the Stock Incentive Plan which expire, terminate or are canceled without having been exercised in full become available again for option grants. No options shall be granted under the Stock Incentive Plan more than ten years after the adoption of the Stock Incentive Plan.

     Options are exercisable by the holder subject to terms fixed by the Stock Incentive Committee. However, an option will be exercisable immediately upon the happening of any of the following (but in no event during the six-month period following the date of grant or subsequent to the expiration of the term of an option): (i) the holder's retirement on or after attainment of age 65; (ii) the holder's disability or death; or (iii) the occurrence of such special circumstances or events as the Stock Incentive Committee determines merits special consideration. Under the Stock Incentive Plan, a holder generally may pay the exercise price in cash, by check, by delivery to the Company of shares of Common Stock already owned by the holder or, in certain circumstances, in shares issuable in connection with the options, or by such other method as the Stock Incentive Committee may permit from time to time.

     Options granted under the Stock Incentive Plan will be non-transferable and non-assignable; provided, however, that the estate of a deceased holder may exercise any options held by the decedent. If an option holder terminates employment or consultancy with the Company or service as a director of the Company while holding an unexercised option, the option will terminate immediately, but the option holder will have until the end of the 90th business day following his or her termination of employment or service to exercise the option. However, all options held by an option holder will terminate immediately if the termination is for cause or voluntarily on the part of the employee.

     The Stock Incentive Plan may be terminated and may be modified or amended by the Stock Incentive Committee or the Board of Directors at any time; provided, however, that (i) no modification or amendment either increasing the aggregate number of shares which may be issued under options or to any individual, increasing materially the benefits accruing to participants under the Stock Incentive Plan, or materially modifying the requirements as to eligibility to receive options will be effective without shareholder approval of such amendment and (ii) no such termination, modification or amendment of the Stock Incentive Plan will alter or affect the terms of any then outstanding options without the consent of the holders thereof.

          ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

     SECTION 16(A) REPORTING COMPLIANCE: The Company's directors and executive officers file reports with the Securities and Exchange Commission and The Nasdaq Stock Market indicating the number of shares of any class of Company equity securities they owned when they became a director or executive officer and, after that, any change in their ownership of Company equity securities. Copies of any of these reports must also be provided to us. These reports are required by Section 16(a) of the Securities Exchange Act of 1934. The Company has reviewed the copies of the reports that we have received and written representations from the individuals required to file the reports. Based on this review, we believe that each of our independent directors has complied with applicable reporting requirements for transactions in Company securities during 1998. The executive officers (Mr. Benton, Ms. Christiansen and Ms. Robinson) and THE inadvertently filed late Forms 4 reporting the purchase by THE of an aggregate of 1,700 shares (two transactions) and 16,600 shares (seven transactions) of Common Stock in July and November, respectively. In addition, Mr. Benton inadvertently filed a late Form 4 reporting the purchase of 2,500 shares of Common Stock in November.

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS: In July 1995, Grandfather Mountain Limited Partnership, which owns a shopping center in Boone, North Carolina, filed a Chapter 11 Reorganization under the Federal

Bankruptcy Laws because both the anchor tenant, Roses Department Store, and the lender, Mutual Savings and Loan Association, Morganton, North Carolina filed for Reorganization. Benton Investment Company, a wholly owned subsidiary of THE, is one of the two General Partners of Grandfather Mountain Limited Partnership. Mr. Benton and Mr. Clark serve as Chief Executive Officer and President, respectively, of Benton Investment Company.

     From time to time, the Company advances or borrows funds from THE or other related entities. Note 2 to the financial statements for the year ended December 31, 1998 schedules those advances and repayments to and advances and repayments from such related parties. These transactions have resulted in balances of $233,616 due to the Company from affiliated partnerships, and $2,859,709 due to the Company from THE and subsidiaries of THE. On September 30, 1997, the Company issued 178,386 shares of preferred stock to the parent company in exchange for the note payable to the parent in the amount of $891,930. The remaining amount of $76,554 was reclassified to an account payable. The interest rate on this note was 8.25% per annum and interest expense of $27,191 was accrued for the nine months ended September 30, 1997. There was no interest income received from related parties during the years ended December 31, 1998 and 1997. Accounts payable to related parties bear no interest and have no scheduled repayment terms.

     Beginning in May 1997, the Company entered into a month to month lease with THE, its parent, for office space for THE's corporate headquarters with required monthly rent payments of $2,700. In addition, RPM leases computer equipment from THE, which requires monthly payments of $501.

     On June 30, 1997, the Company retired 477,778 shares of Common Stock, leaving 1,800,000 shares outstanding on that date.

     The Company participates in a defined contribution savings incentive plan covering substantially all of its and its subsidiaries' full time employees. The policy of the Company and its subsidiaries is to provide a 50% matching contribution to each employee participant for contributions up to the first 5% of compensation. The Company's contributions for years ended December 31, 1998 and 1997 were $33,595 and $21,465, respectively.

     Management fee income for the years ended December 31, 1998 and 1997 includes $293,753 and $288,385, respectively, earned from partnerships, a general partner of which is a beneficial shareholder of THE. At December 31, 1998 and 1997, $26,431 and $26,237, respectively, of such fees are included in trade accounts receivable and $25,525 is included in accounts receivable-affiliates at December 31, 1998. In addition, the Company was reimbursed for payments made through its central payroll system for payroll and related expenses, by partnerships which are related through common ownership, of $591,450 and $550,946, respectively, for the years ended December 31, 1998 and 1997.

     In January, 1998, the Company formed a wholly-owned subsidiary, DSS Funding, Inc. ("DSSF"), a North Carolina corporation, for the purpose of securing permanent financing for the assisted living facilities which the Company develops, as well as third party owners. The Company loaned DSSF $250,000 secured by a non-interest bearing note and will provide working capital for the subsidiary.
-------------------------------------------------------------------------------
               PROPOSAL 2: APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has selected The Daniel Professional Group, Inc., 4400 Silas Creek Parkway, Suite 200, Winston-Salem, NC 27104, as the Company's independent accountants to examine the financial statements of the Company and its subsidiaries for the year ending December 31, 1999, and to perform other appropriate accounting services. for 1998. A resolution will be presented to the meeting to ratify the appointment. The affirmative vote of a majority of the number of votes entitled to be cast by the Common Stock represented at the meeting is needed to ratify the appointment. If the Shareholders do not ratify the appointment of The Daniel Professional Group, Inc., the selection of independent accountants will be reconsidered by the Board of Directors.

     The Daniel Professional Group, Inc. has served as the Company's independent auditor since its inception in 1996 and has served as independent auditor for THE since 1991. A representative of The Daniel Professional Group, Inc. will be present at the meeting and will have the opportunity to make a statement if so desired and available to answer questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE DANIEL PROFESSIONAL GROUP, INC.
------------------------------------------------------------------------------
    PROPOSAL 3:    APPROVAL OF ISSUANCE OF SERIES B PREFERRED STOCK AND
                   ADDITIONAL SHARES OF COMMON STOCK UPON CONVERSION OF
                   THE SERIES B PREFERRED STOCK


     On March 15, 1999, the Board of Directors Classified 3,000 shares of the Company's authorized but as yet undesignated capital as 12% Series B Cumulative Convertible Preferred Stock (the "Series B Shares"). As of April __ , 1999, the Company entered into a Securities Purchase Agreement (the "Series B Agreement") with certain investors and issued 1,500 of the Series B Shares in a private placement and agreed to issue up to 1,000 additional Series B Shares during 1999. The Series B Shares have a stated value of $2,000 per share but no par value. The gross proceeds of the offering of all 2,500 Series B Shares will be $5,000,000, before deducting expenses. The Company will use the net proceeds of the sale of the Series B Shares to develop assisted living and senior housing residences.


     The Series B Shares are immediately convertible to shares of Common Stock at $4.00 per share until December __, 1999 and at the lower of $4.00 per share or the lowest closing bid price of the Company's Common Stock during the 30 trading days preceding the date of conversion (the "Look Back Period"); provided, however, each of the investors has agreed that in no event shall it be permitted to convert any Series B Shares in excess of the number of such shares upon the conversion of which when added to any shares of Common Stock then owned by such investor would exceed 9.99% of the number of shares of the Company's Common Stock then issued and outstanding. Prior to conversion into Common Stock, the holders of the Series B Shares have no voting rights. The Series B Agreement prohibits the purchasers, and any of their affiliates, from engaging in shorting transactions with respect to the Company's Common Stock at any time the Common Stock is trading below $8.00 per share. The Company has agreed to use its best efforts to register the Series B Shares and the underlying shares of Common Stock by October __, 1999. Attached to this Proxy Statement as Exhibit A are the Articles of Amendment to the Company's Articles of Incorporation which contain the complete designation, powers, preferences and rights of the Series B Shares.

     The conversion price for the Series B Shares could be less than the greater of the current book or market value of the Common Stock on the date of conversion if the Common Stock has been subject to a lower closing bid price during the Look Back Period and/or the Common Stock is trading at greater than $4.00 per share. Under such circumstances, The Nasdaq Stock Market, Inc.'s Marketplace Rules require shareholder approval for the issuance of any Common Stock in excess of 20% of the Common Stock outstanding (the "Excess Shares") immediately prior to the conversion. If all 2,500 Series B Shares were converted at $4.00 per share, a total of 1,250,000 new shares of Common Stock would be issued, representing 37.9% of the Common Stock outstanding as of March 26, 1999. Accordingly, the full conversion of the Series B Shares into shares of Common Stock would result in substantial dilution to the current holders of the Common Stock. If the conversion price is reduced below $4.00 per share pursuant to the provisions of the Look Back Period, the level of such dilution would increase. A resolution will be presented to the meeting to consent to issuance of the Common Stock underlying the conversion rights of the Series B Shares. The affirmative vote of a majority of the number of votes entitled to be cast by the Common Stock represented at the meeting is needed to approve the issuance of the Excess Shares.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF THE SERIES B SHARES AND THE ISSUANCE OF THE UNDERLYING SHARES OF COMMON STOCK UPON CONVERSION OF THE SERIES B SHARES.

        SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2000 ANNUAL MEETING

     Shareholder proposals to be included in the Proxy Statement for our next annual meeting of Shareholders must be received by the Company's Secretary not later than November 15, 1999. In addition, a proposal must meet all other requirements of the Securities and Exchange Commission, North Carolina corporate law and the Company's By-laws. A copy of the Company's By-laws may be obtained from the Secretary.

                                 By Order of the Board of Directors

                                 WILLIAM G. BENTON, Chairman

April 13, 1999

                                    EXHIBIT A

                              ARTICLES OF AMENDMENT
          INCORPORATING CERTIFICATE OF DESIGNATION, POWERS, PREFERENCES
       AND RIGHTS OF PREFERRED STOCK OF DIVERSIFIED SENIOR SERVICES, INC.
      TO BE DESIGNATED 12% SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK

                             STATE OF NORTH CAROLINA
                      DEPARTMENT OF THE SECRETARY OF STATE

                              ARTICLES OF AMENDMENT
                              BUSINESS CORPORATION

Pursuant to ss.55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purposes of amending its Articles of Incorporation.

1.   The name of the corporation is: DIVERSIFIED SENIOR SERVICES, INC.

2.   The text of each amendment adopted is as follows (STATE BELOW OR ATTACH):

     SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF


3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

     N/A

4.   The date of adoption of each amendment was as follows: March 15, 1999

5.   (Check either a, b, c, or d, whichever is applicable)

     a. The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.

     b. The amendment(s) was (were) duly adopted by the board or directors prior to the issuance of shares.

     c. X The amendment(s) was (were) duly adopted by the board or directors without shareholder action as shareholder action was not required because (SET FORTH A BRIEF EXPLANATION OF WHY SHAREHOLDER ACTION WAS NOT REQUIRED) THE ARTICLES OF INCORPORATION OF THE COMPANY AUTHORIZE THE DIRECTORS SO TO ACT.

     d. The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

                              ARTICLES OF AMENDMENT
                                     Page 2

     6. These articles will be effective upon filing, unless a delayed time and date is specified:

-------------------------------------------------------------------------------

This the 19th day of March, 1999.


                                       DIVERSIFIED SENIOR SERVICES, INC.
                                       -------------------------------------
                                           Name Of Corporation

                                        /S/ SUSAN L. CHRISTIANSEN
                                       -------------------------------------
                                              Signature

                                        SUSAN L. CHRISTIANSEN, PRESIDENT
                                       -------------------------------------
                                            Type or Print name and Title





Notes:
1. Filing fee is $50. This document and one exact or conformed copy of these articles must be filed with the Secretary of State.

(REVISED MAY 1998)

                       CERTIFICATE OF DESIGNATION, POWERS,
                      PREFERENCES AND RIGHTS OF THE SERIES
                                       OF
                                 PREFERRED STOCK
                                       OF
                        DIVERSIFIED SENIOR SERVICES, INC.
                                TO BE DESIGNATED
               12% SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK


     Pursuant to Section 55-6-02 of the North Carolina Business Corporation Act, we, the undersigned, Susan L. Christiansen and Joanne Ragan, being respectively the President and the Secretary of Diversified Senior Services, Inc. (the "COMPANY"), a Company organized and existing under the North Carolina Business Corporation Act, DO HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of the Company by unanimous written consent, and that said resolution has not been rescinded or amended and is in full force and effect at the date hereof:

     RESOLVED, that, pursuant to authority expressly granted to and vested in the Board of Directors by the provisions of the Articles of Incorporation, as amended to date, the Board of Directors hereby creates a series of a series of Preferred Stock of the Company, no par value per share and a stated value of $2,000 per share, to be designated "12% Series B Cumulative Convertible Preferred Stock" and to consist of Three Thousand (3,000) shares, and hereby fixes the powers, designations, preferences and relative, participating, optional and other rights of the shares of such series, and the qualifications, limitations, or restrictions thereof (in addition to those provisions set forth in the Articles of Incorporation, as amended, which are applicable to the 12% Series B Cumulative Convertible Preferred Stock), as follows:

     Section 1. DESIGNATION, AMOUNT, PAR VALUE, STATED VALUE AND RANK. The series of Preferred stock shall be designated as 12% Series B Cumulative Convertible Preferred Stock (the "SERIES B PREFERRED STOCK"), and the number of shares so designated shall be 3,000 (which shall not be subject to increase without the consent of the holders of the Series B Preferred Stock ("HOLDERS")). Each share of Series B Preferred Stock shall have a no par value per share and a stated value of $2000 per share (the "STATED VALUE").

     The Series B Preferred Stock shall rank senior to the Junior Securities (as defined below) and all other series of preferred stock of the Company issued and outstanding on the Original Issue Date as to distributions and upon liquidation, dissolution or winding up.

                              SECTION 2. DIVIDENDS.

          (a) AMOUNT OF DIVIDENDS. The holders of Series B Preferred Stock shall be entitled to receive, in preference to the holders of Common Stock or any other Junior Securities, cumulative annual dividends at the annual rate of 12% of the Stated Value in cash for each share of Series B Preferred Stock held. Such dividends shall be payable as and when declared by the Board of Directors out of the assets of the Company legally available for payment thereof. Dividends shall be paid in cash. Dividends payable to holders of Series B Preferred Stock, as aforesaid, whether or not declared by the Board of Directors, shall accrue from and after the date of original issuance of the Series B Preferred Stock and shall be paid semi-annually in arrears on the first business day of January and July in each year (each, a "Dividend Date"), commencing on July 1, 1999. Dividends will be payable to holders of record as they appear on the stock books of the Company on the record date, which will be the December 15 or June 15, as the case may be, before the related Dividend Date.

          (b) PAYMENT OF DIVIDENDS ON COMMON STOCK AND JUNIOR SECURITIES. No cash dividends may be paid, or funds set apart for payment, on shares of any class of Junior Securities until all accrued dividends on the Series B Preferred Stock have been paid in full or declared and funds set apart for payment thereof in full. Additionally, the Company shall not declare or make any dividend or distribution with respect to Common Stock, other than regular cash dividends or dividends payable solely in shares of Common Stock, unless each holder of Series B Preferred Stock concurrently receives dividends or distributions equal in amount and in the same kind of property (whether cash, securities or other property) as such holder would be entitled to receive if all of the outstanding Series B Preferred Stock were converted into Common Stock as of the record date of such dividend or distribution with respect to Common Stock. As used herein, the term "regular cash dividends" shall mean any cash dividend publicly characterized by the Board of Directors at the time of its declaration as a regular dividend, whether payable on a quarterly, semi-annual or annual basis.

          Section 3. JUNIOR SECURITIES. So long as any Series B Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire otherwise than upon conversion or exchange directly or indirectly any Junior Securities, nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 6) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

          SECTION 4. VOTING RIGHTS. THE HOLDERS OF SERIES B PREFERRED STOCK SHALL HAVE NO RIGHT TO VOTE, EXCEPT AS OTHERWISE REQUIRED BY NORTH CAROLINA LAW. HOWEVER, SO LONG AS ANY SHARES OF SERIES B PREFERRED STOCK ARE OUTSTANDING, THE COMPANY SHALL NOT AND SHALL CAUSE ITS SUBSIDIARIES NOT TO, WITHOUT THE WRITTEN CONSENT OF THE HOLDERS OF 66 2/3% OF THE SHARES OF THE SERIES B PREFERRED STOCK THEN OUTSTANDING, (A) AMEND, ALTER OR CHANGE THE PREFERENCES OR RIGHTS OF ANY SERIES OR CLASS OF CAPITAL STOCK OF THE COMPANY (INCLUDING THE SERIES B PREFERRED STOCK) OR THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF IF SUCH AMENDMENT, ALTERATION OR CHANGE ADVERSELY AFFECTS THE POWERS, PREFERENCES OR RIGHTS GIVEN TO THE SERIES B PREFERRED STOCK, (B) ALTER OR AMEND THIS CERTIFICATE OF DESIGNATION, (C) AUTHORIZE OR CREATE ANY CLASS OR SERIES OF ANY CLASS OF CAPITAL STOCK RANKING AS TO DISTRIBUTION OF ASSETS UPON A LIQUIDATION (AS DEFINED IN SECTION 5) OR OTHERWISE SENIOR TO THE SERIES B PREFERRED STOCK,
(D) AMEND ITS ARTICLES OF INCORPORATION, BYLAWS OR OTHER CHARTER DOCUMENTS SO AS TO AFFECT ADVERSELY ANY RIGHTS OF ANY HOLDERS, (E) INCREASE THE AUTHORIZED NUMBER OF SHARES OF SERIES B PREFERRED STOCK, AND (F) ENTER INTO ANY AGREEMENT WITH RESPECT TO THE FOREGOING.

          Section 5. LIQUIDATION. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "LIQUIDATION"), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to the Stated Value before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series B Preferred Stock shall be distributed among the holders of Series B Preferred Stock and the holders of all securities ranking PARI PASSU to the Series B Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of
Section 6(c)(ii). The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Series B Preferred Stock.

          Section 6. CONVERSION.

          (a) (i) Each share of Series B Preferred Stock shall be convertible into shares of Common Stock (subject to Section 6(a)(ii) and Section 6(a)(iii)) at the Conversion Ratio (as defined in Section 9) at the option of the Holder in whole or in part at any time after the Original Issue Date. The Holders shall effect conversions by surrendering the certificate or certificates representing the shares of Series B Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as EXHIBIT A (the "CONVERSION NOTICE"). Each Conversion Notice shall specify the number of shares of Series B Preferred Stock to be converted. The date on which such conversion is to be effected shall be the date the Holder delivers such Conversion Notice by facsimile (the "CONVERSION DATE"). Subject to Sections 6(a)(ii) and 6(b) hereof, each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all shares of Series B Preferred Stock represented by the certificate or certificates tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such Holder (in the manner and within the time set forth in Section 6(b)) a certificate for such number of shares as have not been converted.

               (ii) If on the Conversion Date applicable to any conversion, (A) the Common Stock is then listed for trading on the Nasdaq National Market, the New York Stock Exchange, the American Stock Exchange or The Nasdaq Small Cap Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion of all outstanding shares of Series B Preferred Stock, together with any shares of Common Stock previously issued upon conversion of Series B Preferred Stock, would equal or exceed 20% of the number of shares of Common Stock outstanding on the Original Issue Date (the "ISSUABLE MAXIMUM"), and (C) the Company has not previously obtained (or attempted pursuant to clause (1) of this subsection to obtain) Shareholder Approval (as defined below), then the Company shall issue to any Holder so requesting conversion of Series B Preferred Stock its pro rata portion of the Issuable Maximum in the same ratio that the number of shares of Series B Preferred Stock held by any such Holder bears to all shares of Series B Preferred Stock then outstanding and, with respect to any shares of Common Stock that otherwise would have been issuable to such Holder in respect of the Conversion Notice at issue in excess of the Issuable Maximum, the Company shall at the Holder's request, (1) as promptly as possible but in no event later than 45 days after such Conversion Date, convene a meeting of the holders of the Common Stock and use its best efforts to obtain the Shareholder Approval or a waiver of such approval from The Nasdaq Stock Market or the appropriate exchange, and
          (2) as promptly as possible from time to time, after a written request by the Holder, issue shares of Common Stock at a Conversion Price equal to the Per Share Market Value on the Trading Day immediately preceding the date of such request for all or a portion of the shares of Series B Preferred Stock held by such Holder as would cause the number of shares of Common Stock issuable upon such conversion to exceed the Issuable Maximum. "SHAREHOLDER APPROVAL" means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the shareholders of the Company held in accordance with the Company's Articles of Incorporation and bylaws, of the issuance by the Company of shares of Common Stock exceeding the Issuable Maximum as a consequence of the conversion of Series B Preferred Stock into Common Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to Rule 4460(i) or Rule 4310(c)(25) of The Nasdaq Stock Market, Inc.'s Marketplace Rules (or any successor or replacement provision thereof).

               (iii) In no event shall a Holder be permitted to convert any shares of Series B Preferred Stock in excess of the number of such shares upon the conversion of which, (x) the number of shares of Common Stock owned by such Holder (other than shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock) plus
          (y) the number of shares of Common Stock issuable upon such conversion of such shares of Series B Preferred Stock, would be equal to or exceed (z) 9.999% of the number of shares of Common Stock then issued and outstanding, including shares issuable on conversion of the Series B Preferred Stock held by such Holder after application of this
          Section 6(a)(iii). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder. To the extent that the limitation contained in this Section 6(a)(iii) applies, the determination of whether shares of Series B Preferred Stock are convertible (in relation to other securities owned by a Holder) and of which shares of Series B Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of shares of Series B Preferred Stock for conversion shall be deemed to be such Holder's determination of whether such shares of Series B Preferred Stock are convertible (in relation to other securities owned by a Holder) and of which shares of Series B Preferred Stock are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Holder to convert such shares of Series B Preferred Stock at such time as such conversion will not violate the provisions of this paragraph. The provisions of this Section 6(a)(iii) may be waived by a Holder of Series B Preferred Stock as to itself (and solely as to itself) upon not less than 75 days prior notice to the Company, and the provisions of this Section 6(a)(iii) shall continue to apply until such 75th day (or later, if stated in the notice of waiver). No conversion in violation of this paragraph but otherwise in accordance with this Certificate of Designation shall affect the status of the securities issued upon such conversion as validly issued, fully-paid and nonassessable.

          (b) (i) Not later than seven (7) Trading Days after any Conversion Date, the Company will deliver to the applicable Holder by express courier (A) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by SECTION 3.1(B) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series B Preferred Stock (subject to reduction pursuant to Section 6(a)(ii) and Section 6(a)(iii)), and (B) one or more certificates representing the number of shares of Series B Preferred Stock not converted. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the seventh Trading Day after the Conversion Date (the "DELIVERY DATE"), the holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Series B Preferred Stock tendered for conversion, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 6(b)(ii) and (iii) shall be payable through the date notice of rescission is given to the Company.

               (ii) The Company understands that a delay in the delivery of the shares of Common Stock upon conversion of shares of Series B Preferred Stock and failure to deliver certificates representing the unconverted shares of Series B Preferred Stock beyond the Delivery Date could result in economic loss to the Holder. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section hereunder by the Delivery Date, the Company shall pay to such Holder, in cash, an amount per Trading Day for each Trading Day until the earlier of the date such certificates are delivered or the date the conversion is rescinded pursuant to Section 6(b)(i) above, together with interest on such amount at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to (i) 1% of the Stated Value of the shares of Series B Preferred Stock requested to be converted for the first five Trading Days after the Delivery Date and (ii) 2% of the Stated Value of the shares of Series B Preferred Stock requested to be converted for each Trading Day thereafter (which amounts shall be paid as liquidated damages and not as a penalty). Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving certificates representing shares of Common Stock upon conversion, as provided in Section 6(b)(iii) below), and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

               (iii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 6(b)(i) by the Delivery Date and if after the Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "BUY-IN"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which
          (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate Stated Value of the shares of Series B Preferred Stock for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 aggregate Stated Value of the shares of Series B Preferred Stock, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

         (c) (i) Prior to December 14, 1999, the conversion price for each share of Series B Preferred Stock (the "CONVERSION PRICE") in effect on any Conversion Date shall be $4.00. On and after December 14, 1999, the Conversion Price for each share of Series B Preferred Stock in effect on any Conversion Date shall be the lesser of (A) $4.00 and (B) an the Per Share Market Value for the Trading Day having the lowest Per Share Market Value during the thirty Trading Days prior to the Conversion Date, except that if during any period (a "BLACK-OUT PERIOD"), a Holder is unable to trade any Common Stock issued or issuable upon conversion of Series B Preferred Stock immediately due to the postponement of filing or delay or suspension of effectiveness of a registration statement or because the Company has otherwise informed such Holder that an existing prospectus cannot be used at that time in the sale or transfer of such Common Stock, such Holder shall have the option but not the obligation on any Conversion Date within ten Trading Days following the expiration of the Black-out Period of using the Conversion Price applicable on such Conversion Date or any Conversion Price selected by such Holder that would have been applicable had such Conversion Date been at any earlier time during the Black-out Period or within the ten Trading Days thereafter.

               (ii) In case the Company after the Original Issue Date shall do any of the following (each, a "TRIGGERING Event") (a) consolidate with or merge into any other person and the Company shall not be the continuing or surviving Company of such consolidation or merger, or
          (b) permit any other person to consolidate with or merge into the Company and the Company shall be the continuing or surviving person but, in connection with such consolidation or merger, any capital stock of the Company shall be changed into or exchanged for securities of any other person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other person, or (d) effect a capital reorganization or reclassification of its capital stock, the holders of the Series B Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Triggering Event, and the holders of the Series B Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which such shares of Series B Preferred Stock could have been converted immediately prior to such Triggering Event would have been entitled. The terms of any such Triggering Event shall include such terms so as to continue to give to the holder of Series B Preferred Stock the right to receive the securities, cash or property set forth in this Section 6(c)(ii) upon any conversion following such Triggering Event. This provision shall similarly apply to successive Triggering Events.

               (iii) If:

                    A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                    B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                    C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                    D. the approval of any shareholders of the Company shall be required in connection with any Triggering Event; or

                    E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Series B Preferred Stock, and shall cause to be mailed to the Holders of Series B Preferred Stock at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; PROVIDED, HOWEVER, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert shares of Series B Preferred Stock during the 30-day period commencing the date of such notice to the effective date of the event triggering such notice.

          (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series B Preferred Stock free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Series B Preferred Stock, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 6(c)) upon the conversion of all outstanding shares of Series B Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradable.

          (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of Series B Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

          (f) The issuance of certificates for shares of Common Stock on conversion of Series B Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate.

          (g) Shares of Series B Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated preferred stock.

          (h) Any and all notices or other communications or deliveries to be provided by the holders of the Series B Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the President and to the Secretary of the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder of Series B Preferred Stock at the facsimile telephone number or address of such holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m., New York City time, (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m., New York City time, on any date and earlier than 11:59 p.m., New York City time, on such date, (iii) receipt, if sent by a nationally recognized overnight courier service, or (iv) actual receipt by the party to whom such notice is required to be given.

          (i) In the event a Holder shall elect to convert any shares of Series B Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, unless, an injunction from a court or regulatory body, on notice, restraining and or adjoining conversion of all or of said shares of Series B Preferred Stock shall have issued and the Company posts a surety bond for the benefit of such Holder in the amount of the difference between the Conversion Price and the Per Share Market Value on the Trading Day preceding the date of the attempted conversion multiplied by the number of shares of Series B Preferred Stock sought to be converted, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment. Any Holder which becomes subject to an injunction of the type described in the preceding sentence shall notify the Company of such within one day of becoming aware of such injunction.

          Section 7. OPTIONAL REDEMPTION.

               (a) REDEMPTION RIGHT. The Company shall have the right to redeem the outstanding Series B Preferred Stock, in whole or in part, at any time and from time to time, from and after the first day on which Per Share Market Value exceeds $8.00 by paying to the holders thereof in cash 100% of the Stated Value, together with all accrued and unpaid dividends thereon through the Redemption Date (as defined in below).

               (b) NOTICE OF REDEMPTION. If any shares of Series B Preferred Stock are to be redeemed pursuant to Section 7(a) hereof, notice thereof (the "Redemption Notice") shall be sent at least 30 and not more than 60 days prior to the date fixed for redemption (the "Redemption Date") to each holder of record whose Series B Preferred Stock is to be redeemed, by first class mail, postage pre-paid, to such holder at such holder's address as the same shall appear on the books of the Company. The Redemption Notice shall state (a) the Redemption Date, (b) the redemption price, (c) the then current Conversion Rate,
(d) that the shares called for redemption may be converted at any time before the close of business on the business day preceding the Redemption Date, (e) that holders who want to convert shares of Series B Preferred Stock must satisfy the requirements of Section 6(a) hereof, (f) the place at which certificates for shares of Series B Preferred Stock called for redemption must be surrendered to collect the redemption price, (g) that dividends on shares of Series B Preferred Stock called for redemption cease to accrue at the close of the last day of business prior to the Redemption Date and (h) the Section of this Certificate of Designation, Powers, Preferences and Rights pursuant to which they are to be redeemed.

               (c) PARTIAL REDEMPTION. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares to be redeemed shall be determined PRO RATA or by lot in a manner fixed by the Board of Directors. On or after the Redemption Date, each holder of shares of Series B Preferred Stock that were called for redemption shall present and surrender the certificate or certificates for such shares to the Company at the place designated in the Redemption Notice and thereupon the redemption price of such shares shall be paid to, or to the order of, the person whose name appears on such certificate or certificates as the owner thereof. From and after the Redemption Date, unless the Company shall default in the payment of redemption price pursuant to the Redemption Notice, all dividends on the Series B Preferred Stock shall cease to accrue and all rights of the holders thereof as stockholders of the Company, except the right to receive the redemption price (but without interest thereon), shall cease and terminate. Any and all shares of Series B Preferred Stock redeemed, purchased or otherwise acquired by the Company thereafter shall be cancelled and returned to the status of authorized and unissued Preferred Stock.

               (d) TRANSFER BOOKS. To facilitate the redemption of any shares of Series B Preferred Stock, the Board of Directors is authorized to cause the transfer books for such Series B Preferred Stock to be closed as to the shares to be redeemed, unless the rules of any national securities exchange or automated quotation system on which the Series B Preferred Stock may be listed or quoted prohibit the closing of such transfer books.

          Section 8. NO PREEMPTIVE RIGHTS. No holder of Series B Preferred Stock shall have any preemptive or preferential right of subscription to any shares of stock of the Company, or to options, warrants or other interests therein or therefor, or to any obligations convertible into stock of the Company, issued or sold, or any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, from time to time may determine and at such price or prices as the Board of Directors from time to time may fix pursuant to the authority conferred by the Company's Articles of Incorporation.

          Section 9. DEFINITIONS. For the purposes hereof, the following terms shall have the following meanings:

          "COMMON STOCK" means the common stock, no par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

          "CONVERSION RATIO" means, at any time, a fraction, of which the numerator is Stated Value and of which the denominator is the Conversion Price at such time.

          "INDEPENDENT APPRAISER" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) that is regularly engaged in the business of appraising the capital stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Company or any Holder.

          "JUNIOR SECURITIES" means the Common Stock and all other equity securities of the Company which are junior in rights and liquidation preference to the Series B Preferred Stock.

          "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

          "ORIGINAL ISSUE DATE" shall mean the date of the first issuance of any shares of the Series B Preferred Stock regardless of the number of transfers of any particular shares of Series B Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series B Preferred Stock.

          "PER SHARE MARKET VALUE" means on any particular date (a) the closing bid price per share of the Common Stock on such date on The Nasdaq Small-Cap Market, the Nasdaq National Market or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on The Nasdaq Small-Cap Market, the Nasdaq National Market or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by NASDAQ or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the holders of a majority in interest of the shares of the Series B Preferred Stock; PROVIDED, however, that the Company, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and PROVIDED, FURTHER that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

          "PERSON" means an individual or Company, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          "PURCHASE AGREEMENT" means the Securities Purchase Agreement, dated as of the Original Issue Date, among the Company and the original holders of the Series B Preferred Stock.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Original Issue Date, by and among the Company and the original Holders.

          "TRADING DAY" means (a) a day on which the Common Stock is traded on The Nasdaq Small-Cap Market, the Nasdaq National Market or other registered national stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on The Nasdaq Small-Cap Market, the Nasdaq National Market or any registered national stock exchange, a day or which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); PROVIDED, HOWEVER, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

          "UNDERLYING SHARES" means the number of shares of Common Stock into which the Shares are convertible in accordance with the terms hereof and the Purchase Agreement.

          IN WITNESS WHEREOF, we have subscribed this document on the date indicated below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.



Date:  March 19, 1999


                                     /S/ SUSAN L. CHRISTIANSEN
                                   -------------------------------
                                      Name: Susan L. Christiansen
                                      Title:  President


                                    /S/ JOANNE RAGAN
                                   -------------------------------
                                     Name: Joanne Ragan
                                     Title:  Secretary

                                    EXHIBIT A

                        DIVERSIFIED SENIOR SERVICES, INC.
                                CONVERSION NOTICE


Reference is made to the Certificate of Designation, Powers, Preferences and Rights of the Series of Preferred Stock of Diversified Senior Services, Inc. to be Designated 12% Series B Cumulative Convertible Preferred Stock (the "CERTIFICATE OF DESIGNATION"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of 12% Series B Cumulative Convertible Preferred Stock, no par value per share and stated value $2,000 per share (the "PREFERRED SHARES"), of Diversified Senior Services, Inc., a North Carolina Company (the "COMPANY"), indicated below into shares of Common Stock, no par value (the "COMMON Stock"), of the Company, by tendering the stock certificates(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

                               Date of Conversion:

                   Number of Preferred Shares to be converted:

          Stock certificate no(s). of Preferred Shares to be converted:

     The Common Stock have been sold pursuant to the Registration Statement
      (as defined in the Registration Rights Agreement): YES_____ NO_____

Please confirm the following information:

                        Conversion Price: $______________

                 Number of shares of Common Stock to be issued:

                            ------------------------

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

         Issued to: ___________________________________________

         Facsimile Number: ___________________________________

         Authorization: _______________________________________

                    By:________________________________________
                  Title: ________________________________________

         Dated: _____________________________________________

         Account Number: ____________________________________
                         (if electronic book entry transfer)

         Transaction Code Number: _____________________________
                                 (if electronic book entry transfer)

                                      PROXY

                        DIVERSIFIED SENIOR SERVICES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking previous proxies of such shares of common stock, hereby appoints WILLIAM G. BENTON and G. L. CLARK, JR., or either of them, proxies for the undersigned with several power of substitution or resubstitution, to vote all of the shares of common stock of Diversified Senior Services, Inc. held of record by the undersigned on March 26, 1999 at the Annual Meeting of Shareholders to be held on May 13, 1999, or any adjournment thereof, as follows:

                       (To be signed on the reverse side)

           -----------------------------------------------------------

                      Please date, sign and mail your proxy
                         card back as soon as possible!

                         Annual Meeting of Shareholders
                       DIVERSIFIED SENIOR SERVICES, INC.

                                  May 13, 1999

                 Please detach and Mail in the Envelope Provided

A. [X]  Please mark your
         votes as in this
         example.


                             For all nominees
                         listed at right (except as   WITHOLD AUTHORITY
                              marked to the           to vote for all nominees
                              contrary below).        listed at right:

1.   Election of
     Directors                    [  ]                [ ]  Nominees: For Three
                                                           Year Term


                                                      Expiring in 2002:

Instruction:  To withold authority to vote for any    Susan L. Christiansen
individual, strick a line through the nominee's       Walter H. Ettinger, Jr.
name in the list at right.

                                                     FOR      AGAINST    ABSTAIN
2.  Ratification of the appointment                  [  ]      [  ]       [  ]
    of the Daniel Professional Group, Inc.
    as auditors for the Company for year
    ending December 31, 1999.

                                                     FOR      AGAINST    ABSTAIN
3.  Approval of Issuance of Series B Preferred       [  ]      [  ]       [  ]
    Stock and Additional Shares of Common Stock upon Conversion of the Series B Preferred
    Stock

4. In their discretion, upon any other matters that may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE SHAREHOLDER(S). IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES, "FOR" APPROVAL OF THE MATTER IN NUMBER 2 AND 3 ABOVE AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S) OF SHAREHOLDER(S) ________________________________________________
______________________________  DATE ________________________, 1999
 SIGNATURE IF HELD JOINTLY

NOTE: PLEASE SIGN YOUR NAME(S) EXACTLY AS PRINTED ON THIS PROXY, IF SHARES ARE HELD IN JOINT ACCOUNT, EACH JOINT OWNER SHOULD SIGN.